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
             ENTERGY ENTERPRISES, INC. AND SUBSIDIARIES
         (a wholly-owned subsidiary of Entergy Corporation)
              UNCONSOLIDATED BALANCE SHEET (UNAUDITED)
                          March 31, 1998
                  (in thousands, except for shares)

                            ASSETS
Current Assets:
  Cash and cash equivalents                                                      $10,904
  Accounts receivable - associated companies                                       8,033
  Accounts receivable - non associated companies                                      73
  Taxes accrued                                                                    2,804
  Prepayments and other                                                              647
                                                                                --------
           Total current assets                                                   22,461

Property and Investments:
  Furniture and equipment, net                                                     6,675
  Construction in progress                                                           619
  Investments                                                                     57,728
                                                                                --------
          Total                                                                   65,022

Deferred income taxes and other                                                    3,804
                                                                                --------

           Total assets                                                           91,287
                                                                                ========
     LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable                                                                $7,393
  Accounts payable - associated companies                                          1,990
  Other                                                                            5,069
                                                                                --------
           Total current liabilities                                              14,452

Long Term Liabilities:
  Notes payable, associated companies                                             11,000
  Other Deferred Credits                                                           1,381
                                                                                --------
           Total long term liabilities                                            12,381
                                                                                --------

           Total liabilities                                                      26,833
                                                                                --------

Shareholder's Equity:
  Common stock, no par value, 100,000 shares authorized;
      57,400 shares issued and outstanding                                        57,400
  Additional Paid in Capital                                                     153,000
  Accumulated deficit                                                           (145,946)
                                                                                --------
           Total shareholder's equity                                             64,454
                                                                                --------

           Total Liabilities and Shareholder's Equity                             91,287
                                                                                ========
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

               ENTERGY ENTERPRISES, INC. AND SUBSIDIARIES
            (a wholly-owned subsidiary of Entergy Corporation)
            UNCONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                For the twelve months ended March 31, 1998
                    (in thousands, except for shares)

Operating Revenues:
  Services Rendered - Non associates                                                 $60
  Services Rendered - Associates                                                  54,417
  Loss in earnings of subsidiary                                                 (19,580)
                                                                                --------
       Total                                                                     $34,897

  Operation Expense                                                                  304
  Maintenance Expense                                                                 68
                                                                                --------
       Total                                                                         372
                                                                                --------

Gross Profit                                                                      34,525

Selling, general and administrative expenses:
   Salaries and wages                                                             27,306
   Outside services                                                               30,384
   Depreciation and amortization                                                   2,216
   Other general and administrative costs                                         10,313
                                                                                --------
        Total                                                                     70,219
                                                                                --------

Operating Loss                                                                   (35,694)

Other income (expense):
   Interest income                                                                    95
                                                                                --------


Loss Before Income Tax Benefit                                                   (35,599)

Benefits in Lieu of Income Taxes                                                   5,175
                                                                                --------

Net Loss                                                                        ($30,424)
                                                                                ========

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